Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom, LLP]

August 23, 2010

Norfolk Southern Corporation
Three Commercial Place
Norfolk, VA 23510

Re:	Norfolk Southern Corporation
Post Effective Amendment No. 1 to the
Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Norfolk Southern Corporation, a Virginia corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (the "Amendment No. 1"), filed on the date hereof, to the Automatic Shelf Registration Statement on Form S-3 filed on March 27, 2009 by the Company with the Securities and Exchange Commission (the “Commission”) (as so amended, the “Registration Statement”).  The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), of the following securities of the Company: (i) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, without par value, of the Company (the “Preferred Stock”) to be issued in one or more series, which may also be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and one or more depositaries to be named, (iii) debt securities representing unsecured obligations of the Company comprised of (a) debt securities  (the “1991 Indenture Debt Securities”) to be issued pursuant to an indenture (the "1991 Indenture") between the Company and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee to Morgan Guaranty Trust Company of New York (the "1991 Indenture Trustee"), (b) senior debt securities (the “2009 Senior Indenture Debt Securities”) to be issued pursuant to a senior indenture (the “2009 Senior Indenture”) between the Company and U.S. Bank Trust National Association, as trustee (the "2009 Senior Indenture Trustee"), and (c) subordinated debt securities (the “2009 Subordinated Indenture Debt Securities” and, together with the 1991 Indenture Debt Securities and the 2009 Senior Indenture Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture (the “2009 Subordinated Indenture” and collectively with the "1991 Indenture" and the "2009 Senior Indenture," the "Indentures") between the Company and U.S. Bank Trust National Association, as trustee (the "2009 Subordinated Indenture Trustee"), (iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock, Depositary Shares, Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (collectively, the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), proposed to be entered into with one or more warrant agents to be named, (v) the Company’s stock purchase contracts obligating holders to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”), which may be issued pursuant to one or more purchase contract agreements, (vi) the Company’s stock purchase units (the “Stock Purchase Units”), each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, securing a holder's obligation to purchase Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts, and (vii) such indeterminate number of shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares as may be issuable upon conversion, exchange, settlement or exercise of any Warrants, Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) each of the Indentures; (iii) the Statement of Eligibility of the 1991 Indenture Trustee on Form T-1; (iv) the Statement of Eligibility of the 2009 Senior Indenture Trustee on Form T-1; and (v) the Statement of Eligibility of the 2009 Subordinated Indenture Trustee on Form T-1. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the Company with respect to the Debt Securities as to which we express our opinion herein, the validity and binding effect on such parties. We have also assumed that (i) the Company has been duly organized and is validly existing in good standing under the laws of the Commonwealth of Virginia and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indentures and the Registration Statement, (ii) the choice of New York law to govern the Indentures is a valid and legal provision, and (iii) the Indentures will be duly authorized, executed and delivered by the respective trustees thereunder, in the forms filed as exhibits to the Registration Statement and any Debt Securities that may be issued thereunder will be duly authenticated in accordance with the applicable Indentures. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies and (d) waivers of any usury defense contained in the Indentures or Offered Debt Securities which may be unenforceable.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indentures and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under, any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement. We do not express any opinion, however, as to whether the execution and delivery by the Company of the Indentures and any Offered Debt Securities, and the performance by the Company of its obligations thereunder, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

William A. Galanko, Vice President – Law of the Company, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to him in rendering his opinion dated the date hereof, which is to be filed herewith as Exhibit 5.1 to Amendment No. 1.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom, LLP